NEWSRELEASE

NASDAQ-GM — “TEAM”

FOR IMMEDIATE RELEASE, TUESDAY, SEPTEMBER 4, 2007

TechTeam Global, Inc. to Acquire RL Phillips, Inc.

TechTeam Government Solutions enhances its comprehensive lifecycle support capabilities with acquisition of information assurance services provider

CHANTILLY, VIRGINIA, September 4, 2007…TechTeam Government Solutions, Inc., a provider of information technology (“IT”) and consulting services to federal, state and local markets and a wholly-owned subsidiary of TechTeam Global, Inc. (Nasdaq: TEAM), announced today that it has acquired RL Phillips, Inc. (“RL Phillips”) of Carlsbad, California. The transaction closed on August 31, 2007.

RL Phillips provides information technology, network engineering and information assurance services to both government and commercial entities and had annual review of approximately $5.3 million for its latest fiscal year. With information assurance as a primary practice, the company’s highly experienced consultants understand security assessment, policy and technology. Using proven best-practice approaches, RL Phillips integrates security into IT design, management and optimization. The company has supported customers such as the U.S. Navy, U.S. Marine Corp, National Security Agency and a wide range of commercial clients since 1998.

The acquisition enables TechTeam Government Solutions to provide superior services to an extended customer base by combining RL Phillips’ specialized technical skills with the broad range of lifecycle information technology skills currently offered by TechTeam.

“We are pleased to welcome RL Phillips to TechTeam Government Solutions,” said Dennis J. Kelly, Jr., President of TechTeam Government Solutions, Inc. “By leveraging the information assurance knowledge and experience of RL Phillips, we will be able to provide our customers with a wider range of solutions.”

Jim Pietrocini, Chief Executive Officer of R.L Phillips, said, “We are excited to be a part of TechTeam Goverment Solutions, Inc. This is a win-win proposition as we become part of a global corporation capable of providing enhanced services for our customers and opportunities for our employees.”

“In keeping with our strategic goals for TechTeam Government Solutions,” said William C. (Chris) Brown, President and Chief Executive Officer of TechTeam Global, Inc., “this acquisition provides our government business with expanded capabilities in the fast growing information security market while expanding our reach into new government customers — particularly the US Navy and Marine Corps.”

TechTeam Government Solutions, Inc., a wholly-owned subsidiary of TechTeam Global, Inc., is based in Chantilly, Virginia. The company collaborates with federal, state and local governments to provide comprehensive IT lifecycle support in the areas of infrastructure, information assurance, managed services and application services. For information about TechTeam Government Solutions, Inc., please call 800-275-1177 or visit www.techteam.com/governmentsolutions.

3863 Centerview Drive, Suite 150, Chantilly, Virginia 20151 • Telephone (703) 956-8200 • Fax (703) 956-8201
www.techteam.com/governmentsolutions

NEWSRELEASE

TechTeam Global, Inc. is a worldwide provider of information technology, enterprise support and business process outsourcing services to Fortune 1000 corporations, multinational companies, product providers, small and medium-sized companies, and government entities. TechTeam’s ability to integrate computer services into a flexible, ITIL-based solution is a key element of its strategy. Partnerships with some of the world’s “best-in-class” corporations provide TechTeam with unique expertise and experience in providing information technology support solutions. For information about TechTeam Global, Inc. and its services, call 800-522-4451 or visit www.techteam.com. TechTeam’s common stock is traded on the Nasdaq Global Market under the symbol “TEAM.”

Safe Harbor Statement
The statements contained in this press release that are not purely historical, including statements regarding the Company’s expectations, hopes, beliefs, intentions, or strategies regarding the future, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include statements regarding, among other things, the Company’s performance going forward. Forward-looking statements may be identified by words including, but not limited to, “anticipates,” “believes,” “intends,” “estimates,” “promises,” “expects,” “should,” “conditioned upon,” and similar expressions. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors. Specifically, there are significant risks associated with acquisitions, including the Company’s ability to successfully integrate this acquisition on a timely basis, retain key employees, retain key customers, and grow its business with the U.S. Federal Government. There can be no assurance that it will have the impact on the Company’s performance as contemplated in this release. All forward-looking statements included in this press release are based on information available to the Company on the date hereof, and the Company assumes no obligation to update any such forward-looking statements. Prospective investors should also review the Company’s Reports on Forms 8-K, 10-Q, and 10-K filed with the United States Securities and Exchange Commission, including Management’s Discussion and Analysis of Financial Condition and Results of Operations, and the risks described therein from time to time.

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Contacts:

TechTeam Government Solutions, Inc. David Haas (240) 333-1125 david.haas@techteam.com	Boscobel Marketing Communications Jessica Klenk (301) 588-2900 Ext. 121 jklenk@boscobel.com	Boscobel Marketing Communications Michael Rudd (301) 588-2900 Ext. 115 mrudd@boscobel.com

3863 Centerview Drive, Suite 150, Chantilly, Virginia 20151 • Telephone (703) 956-8200 • Fax (703) 956-8201
www.techteam.com/governmentsolutions